                                                                   EXHIBIT 10.20

                                  MASTER LEASE

                      THIS DOCUMENT SECURES FUTURE ADVANCES

                            Dated as of July 16, 2004

                                     between

                         ELECTRONICS FOR IMAGING, INC.,
                                 as the Lessee,

                                       and

                     SOCIETE GENERALE FINANCIAL CORPORATION,
                                 as the Lessor.

      This Master Lease has been executed in several counterparts. To the extent, if any, that this Master Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Master Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by Lessor on the counterpart signature page entitled "Original Executed Counterpart".

[This counterpart is not the original counterpart.]

                                TABLE OF CONTENTS

SECTION                                                                                  PAGE
                                           ARTICLE I
                                          DEFINITIONS

1.1      Definitions; Interpretation...................................................    1

                                           ARTICLE II
                                         MASTER LEASE 1

2.1      Acceptance and Lease of the Property..........................................    1

2.2      Acceptance Procedure..........................................................    2

2.3      Lease Term....................................................................    2

2.4      Title.........................................................................    2

                                          ARTICLE III
                                        PAYMENT OF RENT

3.1      Rent..........................................................................    2

3.2      Payment of Rent...............................................................    2

3.3      Supplemental Rent.............................................................    2

3.4      Method of Payment.............................................................    3

                                           ARTICLE IV
                               QUIET ENJOYMENT; RIGHT TO INSPECT

4.1      Quiet Enjoyment...............................................................    3

4.2      Right to Inspect..............................................................    3

                                           ARTICLE V
                                         NET LEASE, ETC

5.1      Net Lease.....................................................................    3

5.2      No Termination or Abatement...................................................    4

                                           ARTICLE VI
                                           SUBLEASES

6.1      Subletting....................................................................    5

                                          ARTICLE VII
                                     LESSEE ACKNOWLEDGMENTS

7.1      Condition of the Property.....................................................    5

7.2      Risk of Loss..................................................................    6

                                          ARTICLE VIII
                            POSSESSION AND USE OF THE PROPERTY, ETC

8.1      Utility Charges...............................................................    6

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                  PAGE
8.2      Possession and Use of Property................................................    6

8.3      Compliance with Requirements of Laws and Insurance Requirements...............    6

8.4      Assignment by Lessee..........................................................    7

                                           ARTICLE IX
                                 MAINTENANCE AND REPAIR; RETURN

9.1      Maintenance and Repair; Return................................................    7

                                           ARTICLE X
                                       MODIFICATIONS, ETC

10.1     Modifications, Substitutions and Replacements.................................    8

                                           ARTICLE XI
                                  WARRANT OF TITLE; EASEMENTS

11.1     Warrant of Title..............................................................    9

11.2     Grants and Releases of Easements; Lessor's Waivers............................    9

                                          ARTICLE XII
                                       PERMITTED CONTESTS

12.1     Permitted Contests in Respect of Applicable Law Other Than Impositions........   10

                                          ARTICLE XIII
                                           INSURANCE

13.1     Public Liability and Workers' Compensation Insurance..........................   11

                                          ARTICLE XIV
                        CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

14.1     Casualty and Condemnation.....................................................   12

14.2     Environmental Matters.........................................................   13

14.3     Notice of Environmental Matters...............................................   14

                                           ARTICLE XV
                                      TERMINATION OF LEASE

15.1     Partial Termination upon Certain Events.......................................   14

15.2     Termination Procedures........................................................   14

                                          ARTICLE XVI
                                       EVENTS OF DEFAULT

16.1     Lease Events of Default.......................................................   15

16.2     Remedies......................................................................   17

16.3     Waiver of Certain Rights......................................................   22

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                 PAGE
16.4     Limitation of Liability.......................................................   22

                                          ARTICLE XVII
                                     LESSOR'S RIGHT TO CURE

17.1     The Lessor's Right to Cure the Lessee's Lease Defaults........................   22

                                         ARTICLE XVIII
                                      PURCHASE PROVISIONS

18.1     Purchase of the Property......................................................   23

                                          ARTICLE XIX
                                  EXTENSION OF EXPIRATION DATE

19.1     Extension of Expiration Date..................................................   23

                                           ARTICLE XX
                                       REMARKETING OPTION

20.1     Option to Remarket............................................................   24

20.2     Certain Obligations Continue..................................................   26

                                          ARTICLE XXI
                         PROCEDURES RELATING TO PURCHASE OR REMARKETING

21.1          Provisions Relating to the Exercise of Purchase Option or Obligation
         and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events......   26

                                          ARTICLE XXII
                                     ESTOPPEL CERTIFICATES

22.1     Estoppel Certificates.........................................................   27

                                         ARTICLE XXIII
                                    ACCEPTANCE OF SURRENDER

23.1     Acceptance of Surrender.......................................................   28

                                          ARTICLE XXIV
                                       NO MERGER OF TITLE

24.1     No Merger of Title............................................................   28

                                          ARTICLE XXV
                                     INTENT OF THE PARTIES

25.1     Nature of Transaction.........................................................   28

                                          ARTICLE XXVI
                                         MISCELLANEOUS

26.1     Survival; Severability; Etc...................................................   29

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                  PAGE
26.2     Amendments and Modifications..................................................   29

26.3     No Waiver.....................................................................   29

26.4     Notices.......................................................................   29

26.5     Successors and Assigns........................................................   30

26.6     Headings and Table of Contents................................................   30

26.7     Counterparts..................................................................   30

26.8     GOVERNING LAW.................................................................   30

26.9     Liability Limited.............................................................   30

26.10    Original Master Lease.........................................................   30

26.11    Effective Date................................................................   30

                                  MASTER LEASE

                      THIS DOCUMENT SECURES FUTURE ADVANCES

      THIS MASTER LEASE (this "Master Lease"), dated as of July 16, 2004 between SOCIETE GENERALE FINANCIAL CORPORATION, a Delaware corporation, as lessor (in such capacity, the "Lessor") and ELECTRONICS FOR IMAGING, INC., a Delaware corporation, as lessee (in such capacity, the "Lessee").


                                  WITNESSETH:

      WHEREAS, pursuant to the Participation Agreement, the Lessor has agreed on the Effective Date to purchase certain Improvements located on the Land, and Lessee, as owner of the Land, has agreed to lease the Land to Lessor pursuant to the Ground Lease.

      WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, the Lessor's interest in the Land and the Improvements constructed thereon; and

      WHEREAS, the Property will be subject to the terms of this Master Lease;

      NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      1.1 Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Master Lease have the respective meanings specified in Appendix A to this Master Lease (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, "Appendix A to this Master Lease"); and the rules of interpretation set forth in Appendix A to this Master Lease shall apply to this Master Lease.

                                   ARTICLE II

                                  MASTER LEASE

      2.1 Acceptance and Lease of the Property. Subject to the conditions set forth in the Participation Agreement, including without limitation the satisfaction or waiver of the conditions set forth in Article VI thereof, the Lessor hereby covenants and agrees to acquire a leasehold interest in and simultaneously to lease to the Lessee hereunder and under the Lease Supplement for the Lease Term, the Lessor's interest in the Land described on the Lease Supplement and any Improvements constructed thereon, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Lease Term, the Lessor's interest in the Land and in such Improvements.

      2.2 Acceptance Procedure. The Lessee hereby agrees that the execution and delivery by the Lessee on the Effective Date of an appropriately completed Lease Supplement in the form of Exhibit A-1 hereto covering the Property shall, without further act, constitute the acceptance by the Lessee of the Property which is the subject of such Lease Supplement for all purposes of this Master Lease and the other Operative Documents on the terms set forth therein and herein.

      2.3 Lease Term. The term (the "Basic Lease Term") of this Master Lease with respect to the Property shall begin on the date of the Lease Supplement which subjects the Property to the term of this Lease and the other Operative Documents (with respect to the Property, the "Basic Term Commencement Date") and shall end on the Expiration Date.

      2.4 Title. The Property is leased to the Lessee without any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, all Liens other than Lessor Liens) and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Property other than resulting from Lessor Liens.

                                  ARTICLE III

                                 PAYMENT OF RENT

      3.1 Rent. During the Basic Lease Term for the Property, the Lessee shall pay Basic Rent for the Property to the Lessor on each Basic Rent Payment Date, on the date required under Section 20.1(g) in connection with the Lessee's exercise of the Remarketing Option and on any date on which this Master Lease shall terminate with respect to the Property. At least 10 days prior to each Basic Rent Payment Date, the Lessor shall deliver to the Lessee a notice of the amount of the Basic Rent due on such date (the "Invoice"). For the purposes of this Section 3.1, delivery of the Invoice by facsimile transmission, receipt confirmed, will be sufficient.

      3.2 Payment of Rent. Rent shall be paid absolutely net to each Person entitled thereto, so that this Master Lease shall yield to such Person the full amount thereof, without setoff, deduction or reduction.

      3.3 Supplemental Rent. The Lessee shall pay to the Lessor or any other Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor and such other Persons entitled to the receipt of such payment shall have all rights, powers and remedies provided for herein or by law or equity or otherwise. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Master Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement to which Lessee is a party or which is authorized in writing by the Lessee with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

      3.4 Method of Payment. Each payment of Basic Rent payable under this Master Lease shall be made by the Lessee to the Lessor; and each payment of Supplement Rent payable by the Lessee hereunder or under any other Operative Document shall be made by the Lessee to the Person entitled to receive such payment, in each case prior to 2:00 p.m., New York City time, to the Account in immediately available funds consisting of lawful currency of the United States of America on the date when such payment shall be due. Payments received after 2:00 p.m., New York City time, on the date due shall for the purpose of Section
16.1 hereof be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 3.3 hereof, such payments shall be deemed received on the next succeeding Business Day and, unless the Lessor (or other Person, as applicable) is otherwise able to invest or employ such funds on the date received, subject to interest at the Overdue Rate as provided in such
Section 3.3.

                                   ARTICLE IV

                        QUIET ENJOYMENT; RIGHT TO INSPECT

      4.1 Quiet Enjoyment. Subject to Sections 2.4 and 4.2, and subject to the rights of the Lessor contained in Article XV and the other terms of the Operative Documents to which the Lessee is a party, the Lessee shall peaceably and quietly have, hold and enjoy the Property for the Lease Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor (other than the Lessee) with respect to any matters arising from and after the applicable Basic Term Commencement Date. Such right of quiet enjoyment is independent of, and shall not affect the Lessor's rights otherwise to initiate legal action to enforce the obligations of the Lessee under this Master Lease.

      4.2 Right to Inspect. During the Lease Term, the Lessee shall upon reasonable notice from the Lessor, permit the Lessor and its respective authorized representatives to inspect the Property subject to this Master Lease during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at the Property.

                                   ARTICLE V

                                 NET LEASE, ETC.

      5.1 Net Lease. This Master Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Master Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all

Requirements of Law, including any inability to occupy or use the Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with the construction on or any use of the Property or any part thereof including eviction; (iv) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor; (vi) to the extent permitted by Applicable Law, any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor or any other Person, or any action taken with respect to this Master Lease by any trustee or receiver of the Lessee, the Lessor or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor or any vendor, manufacturer, contractor of or for the Property; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Master Lease (other than performance by the Lessor of its obligations set forth in Section 2.1 hereof), of any other Operative Document or of any other agreement;
(ix) any invalidity or unenforceability or illegality or disaffirmance of this Master Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; or (xii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The Lessee's agreement in the preceding sentence shall not affect any claim, action or right the Lessee may have against the Lessor. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Master Lease.

      5.2 No Termination or Abatement. The Lessee shall remain obligated under this Master Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Master Lease (except as provided herein), notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor or any action with respect to this Master Lease which may be taken by any trustee, receiver or liquidator of the Lessor or by any court with respect to the Lessor. The Lessee hereby waives all right to terminate or surrender this Master Lease (except as provided herein) or except as a consequence of a reduction in the Lease Balance as a result of Casualty or Condemnation proceeds pursuant to the terms of
Section 14.1 of this Master Lease, or as a result of a purchase of the Property pursuant to Section 18.1 of this Master Lease, to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to the Lease Balance. The Lessee shall remain obligated under this Master Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Master Lease and the Operative Documents. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Master Lease.

                                   ARTICLE VI

                                    SUBLEASES

      6.1 Subletting. (a) The Lessee may from time to time, sublease the Property or any portion thereof to any Person and extend, modify or renew any sublease without the approval of Lessor; provided, however, that: (i) no sublease or other relinquishment of possession of the Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder, and the Lessee shall remain directly and primarily liable under this Master Lease as to the Property, or portion thereof, so sublet and (ii) each sublease to an Affiliate of the Lessee shall be made subject and subordinate to this Master Lease and to the rights of the Lessor hereunder.

      (b) Lessor hereby agrees, that, in the event of the early termination of this Master Lease from any cause whatsoever, and while any sublease is in full force and effect, such termination of this Master Lease shall not act as a merger or other termination of such sublease, and Lessee's interest as sublessor in such sublease shall be deemed automatically assigned, transferred, and conveyed to Lessor; and, from and after such termination, Lessor shall be bound by the provisions of the sublease then in full force and effect on the part of the Lessee, as sublessor; and that the sublessee shall be deemed thereupon and without further act to have attorned to Lessor. It is the intention hereof to provide that the termination of this Lease while such sublease is in full force and effect shall not, in any way, by reason thereof, terminate such sublease or affect the rights of such sublessee. The foregoing is subject to the right of Lessee (or Lessor, if this Master Lease has terminated) to terminate any sublease which is in default (notice thereof, if any required, having been given and the time for curing such default having expired) and any other rights and remedies reserved to Lessee in such sublease, and any other rights and remedies afforded to a lessor of real property against a defaulting lessee.

                                  ARTICLE VII

                             LESSEE ACKNOWLEDGMENTS

      7.1 Condition of the Property. THE LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY AND THE IMPROVEMENTS CONSTRUCTED THEREON "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR LIENS),
(B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF. THE LESSOR HAS NOT MADE OR SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT (EXCEPT SECTION
4.1 HEREOF) WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND THE LESSOR

SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

      7.2 Risk of Loss. Subject to the terms of Section 14.1 of this Master Lease, during the Lease Term the risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, earthquake, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and except for loss or damages arising from the gross negligence or willful misconduct of Lessor or its respective agents, employees or contractors, the Lessor shall not in any event be answerable or accountable to Lessee therefor.

                                  ARTICLE VIII

                    POSSESSION AND USE OF THE PROPERTY, ETC.

      8.1 Utility Charges. The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Lease Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee.

      8.2 Possession and Use of Property. After the Basic Term Commencement Date for the Property, the Property shall be used in a manner consistent with this Master Lease for any lawful purpose in accordance with Applicable Law now or hereafter in effect; provided, that such use does not (i) result in a diminution in the value of the Property from that projected in the original Appraisal delivered with respect to the Property or (ii) violate any restriction with respect to Hazardous Materials as they relate to the Property pursuant to the Operative Documents. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Master Lease. The Lessee shall not commit or permit any waste of the Property or any part thereof.

      8.3 Compliance with Requirements of Laws and Insurance Requirements. Subject to the terms of Article XII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply in all material respects with all Requirements of Law (including all Hazardous Materials Laws) and Insurance Requirements relating to the Property, including the use, construction, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XX, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements. Notwithstanding the preceding sentence, the Lessee shall be deemed to be in compliance with all Hazardous Materials Laws for purposes of this Master Lease notwithstanding any Environmental Violation if the severity of such Environmental Violation is less than Federal, state or local standards requiring remediation or removal or, if such standards are exceeded, remediation or removal is proceeding in accordance with all applicable Hazardous Materials Laws.

      8.4 Assignment by Lessee. The Lessee may not assign this Master Lease or any of its rights or obligations hereunder in whole or in part to any Person. Notwithstanding the foregoing sentence, the Lessee may, so long as no Event of Default has occurred and is continuing or would result therefrom, upon prior written notice to the Lessor, assign this Master Lease and all of the Lessee's rights and obligations hereunder to an Affiliate of the Lessee pursuant to an assignment and assumption agreement and such other documentation, including opinions of counsel, all in form and substance reasonably satisfactory to the Lessor; provided, that, in any event of such assignment, the Lessee shall deliver a guaranty of such Affiliate's obligation hereunder in form and substance and in all respects satisfactory to the Lessor.

                                   ARTICLE IX

                         MAINTENANCE AND REPAIR; RETURN

      9.1 Maintenance and Repair; Return. (a) From and after the Basic Term Commencement Date, the Lessee, at its sole cost and expense, without limiting those obligations of any permitted subtenant under a sublease pursuant to
Article VI shall maintain the Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and in no event less than the standards applied by the Lessee in the operation and maintenance of other comparable properties owned or leased by the Lessee or its Affiliates.

      (b) The Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Master Lease (other than Advance made in accordance with and pursuant to the terms of the Participation Agreement) or maintain the Property in any way. The Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.

      (c) The Lessee shall, upon the expiration or earlier termination of this Master Lease with respect to the Property (other than as a result of the Lessee's purchase of the Property from the Lessor as provided herein), vacate and surrender the Property to the Lessor in its then-current, "AS IS" condition, without any express or implied warranty subject to the Lessee's obligations under Sections 8.3, 9.1(a), 10.1, 11.1, 14.1, 14.2 and 20.1. Title to all
improvements, furnishings, furniture, fixtures and any personal property of the Lessee which were not funded by the Lessor pursuant to the Participation Agreement, located on or about the Property whether or not affixed to the realty, shall, subject to the following sentence, be and remain the property of the Lessee throughout the Lease Term, and at any time during the Lease Term, and within thirty (30) days following the expiration or earlier termination date, may be removed by the Lessee or, at the Lessee's election surrendered with the Property, in which event title to such surrendered property shall, if the Lessor so elects, be deemed transferred to the Lessor. Notwithstanding the foregoing, any fixture constituting part of the Property which is required by Applicable Law or which cannot be removed without causing Material damage to or the diminution in the Fair Market Sales Value of the Property shall at all times remain part of the Property.

                                   ARTICLE X

                               MODIFICATIONS, ETC.

      10.1 Modifications, Substitutions and Replacements. During the Lease Term, the Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, however, that:

            (i) except for any Modification required to be made pursuant to a Requirement of Law (a "Required Modification"), no Modification shall adversely affect the Fair Market Sales Value of the Property below the Lease Balance following the completion of such Modification;

            (ii) such Modifications shall be (and shall be done in a manner) consistent with the Plans and Specifications for the Property;

            (iii) such Modifications shall comply with Sections 8.3 and 9.1(a); and

            (iv) the Lessee shall have provided notice to the Lessor of any structural Modification the cost of which exceeds 10% of the Lease Balance.

      (It being understood that any obligations of a permitted subtenant under a sublease entered into pursuant to Section 6.2 shall not be limited or otherwise determined by this Section 10.1).

      All Modifications shall remain part of the realty and shall be subject to this Master Lease; provided, however, that Modifications that (x) are not Required Modifications, (y) were not financed by the Lessor and (z) can be removed without causing Material damage to or diminution in the Fair Market Sales Value of the Property below the Lease Balance shall be the property of the Lessee or other third party and may be removed by Lessee during the Lease Term and up to 30 days following the expiration or earlier termination thereof and shall not be subject to this Master Lease. The Lessee may place upon the Property any trade fixtures, machinery, equipment, inventory or other property belonging to the Lessee or third parties and may remove the same, subject, however, to the terms of Section 9.1(a); provided, however, that such trade fixtures, machinery, equipment, inventory or other property can be removed without causing material damage to or diminution in the Fair Market Sales Value of the Property below the Lease Balance; provided, further, however, that the Lessee shall keep and maintain at the Property and shall not remove from the Property any Equipment financed or otherwise paid for by the Lessor pursuant to the Participation Agreement.

                                   ARTICLE XI

                           WARRANT OF TITLE; EASEMENTS

      11.1 Warrant of Title. (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article 12 relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien (other than any Lessor Lien or any Permitted Property Lien), defect, attachment, levy, title retention agreement or claim upon the Property or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Lessor pursuant to the Operative Documents, other than Permitted Property Liens and Liens on machinery, equipment, general intangibles and other personal property not financed by the proceeds of the Lessor Amounts.

      (b) Nothing contained in this Master Lease shall be construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT THE LESSOR IS NOT OR SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR OR THE LENDER IN AND TO THE PROPERTY.

      11.2 Grants and Releases of Easements; Lessor's Waivers. (a) Provided that no Lease Event of Default shall have occurred and be continuing, and subject to the provisions of Articles VII, IX and X and Section 8.3, the Lessor hereby consents in each instance to the following actions by the Lessee as the Lessor's agent, and the Lessor hereby appoints the Lessee the Lessor's attorney-in-fact, with full authority in the place and stead of the Lessor to take such action or actions from time to time during the Lease Term, but at the Lessee's sole cost and expense: (i) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of the Property as herein provided; (ii) the release of existing easements or other rights in the nature of easements which are for the benefit of the Property; (iii) if required by applicable Governmental Authority, the dedication or transfer of unimproved portions of the Property for road, highway or other public purposes; (iv) the imposition of and the execution of amendments to any covenants and restrictions;
(v) the filing and processing of Site Development Permit Amendments, Parcel Maps, Tentative Maps, Development Agreements and any and all other permit applications, authorizations, entitlement, agreements with any government or regulatory agency or amendments thereof, or other documents reasonably required or beneficial for construction or Modification of the Improvements, or amendments to Permitted Property Liens or governmental permits or approvals affecting the Property; and (vi) the execution and filing of tract or parcel maps subdividing the Land into lots or parcels or reconfiguring existing lots or parcels; provided, however, that in each case (A) such grant, release, dedication, transfer, imposition or amendment does not reduce the Fair Market Sales Value of the Property, (B) such grant, release, dedication, transfer or amendment that in the Lessee's judgment is reasonably necessary or beneficial in connection with the use, maintenance, alteration or improvement of the Property, (C) such grant, release, dedication, transfer, imposition or amendment will not cause the Property or any portion thereof to fail to comply with the provisions of this Master Lease or any other Operative Documents and all Requirements of Law (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements);
(D) any and all governmental consents or approvals required prior to such grant, release, dedication, transfer, imposition, annexation or amendment have been obtained, and any and all filings required prior to such action have been made;
(E) the Lessee shall remain obligated under this Master Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor's interests in this Master Lease as security for indebtedness, in each such case in accordance with their terms, substantially as though such grant, release, dedication, transfer or amendment had not been effected and (F) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer, imposition or amendment. Without limiting the effectiveness of the foregoing, the Lessor shall, upon the request of the Lessee, and at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, imposition or amendment to any Person permitted under this
Section 11.2(a) including landlord waivers with respect to any of the foregoing.

      (b) The Lessor acknowledges the Lessee's (and any permitted sublessee's) right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Property other than Equipment, and the Lessor agrees to execute Lessor waiver forms and release of Lessor Liens in favor of any purchase money seller, lessor or lender which has financed or may finance in the future such items.

                                  ARTICLE XII

                               PERMITTED CONTESTS

      12.1 Permitted Contests in Respect of Applicable Law Other Than Impositions. Except to the extent otherwise provided in Section 13.5(b) of the Participation Agreement regarding Taxes and other Impositions, if, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law relating to the Property shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Law but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the Lessor, involve (A) any risk of criminal liability being imposed on the Lessor or (B) any risk of
(1) foreclosure, forfeiture or loss of the Property, or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial risk of (1) the sale of, or the creation of any Lien (other than a Permitted Property Lien) on, any part of the Property, (2) civil liability being imposed on the Lessor or the Property, or (3) enjoinment of, or interference with, the use, possession or disposition of the Property in any material respect. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such permitted contest.

      The Lessor will not be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of the Lessor; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) the Lessee has not elected the Remarketing Option and (ii) the Lessee pays all related expenses and indemnifies the Lessor with respect to such proceedings.

                                  ARTICLE XIII

                                    INSURANCE

      13.1 Public Liability and Workers' Compensation Insurance. (a) During the Lease Term, the Lessee shall procure and carry, at the Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property and such other public liability coverages as are ordinarily procured by the Lessee or its Affiliates who own or operate similar properties, but in any case shall provide liability coverage of at least $2,000,000 per person and $1,000,000 for property damage per occurrence. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by the Lessee or such Affiliates with respect to similar properties that they own and that are in accordance with normal industry practice. The policy shall be endorsed to include the Lessor as an additional insured. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor may have in force.

      (b) During the Basic Lease Term, the Lessee shall have the right to self-insure with respect to any of the insurance required under this Master Lease so long as (i) the Lessee is a publicly traded domestic corporation whose stock is traded on a nationally recognized exchange; (ii) the Lessee has not assigned this Master Lease other than to an Affiliate in accordance with the requirements of Section 8.4; (iii) the Lessee maintains a consolidated net worth (determined as provided in Section 10.2.1 of the Participation Agreement) of at least $400 million according to its most recent audited financial statement; and
(iv) the Lessee governs and manages its self-insurance program in a manner consistent with programs managed by prudent businesses whose stock is publicly traded on nationally recognized exchanges. Upon request, the Lessee shall supply the Lessor from time to time with evidence reasonably satisfactory to the Lessor of the Lessee's net worth and the satisfaction of the condition set forth above. If the Lessee elects to self-insure, the Lessee shall be responsible for losses or liabilities which would have been assumed by the insurance companies which would have issued the insurance required of the Lessee under the Master Lease. The Lessee will notify the Lessor in advance of any period for which it intends to self-insure and shall provide Lessor with satisfactory evidence that it complies with these requirements in order to give the Lessor an opportunity to confirm the satisfaction of the conditions set forth above. For so long as the Lessee self-insures and without limiting Lessee's obligations under Article XIII of the Participation Agreement, the Lessee, for applicable periods, shall and does hereby indemnify and hold harmless the Lessor, its officers, directors, agents, employees and representatives from and against all costs, damages, or expenses (including reasonable attorneys' fees) incurred or paid by the Lessor as a result of any claim customarily covered by a broad-form policy of commercial general liability insurance, including a contractual liability endorsement.

                                  ARTICLE XIV

                CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

      14.1 Casualty and Condemnation. (a) Subject to the provisions of this
Article XIV, if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or if the use, access, occupancy, easement rights or title to the Property or any part thereof, is the subject of a Condemnation, then

            (i) any insurance proceeds payable with respect to such Casualty shall be paid directly to the Lessee (or if received by the Lessor, shall be paid over to the Lessee) for the sole purpose of reconstruction, refurbishment and repair of the Property; provided, that such reconstruction, refurbishment or repair can be completed prior to the end of the Lease Term; provided, further, that in the event that either (i) such reconstruction, refurbishment or repair cannot be completed prior to the end of the Lease Term or (ii) the Lessee shall elect not to use such proceeds for the reconstruction, refurbishment or repair of the Property, then all such insurance proceeds payable with respect to such Casualty shall be paid to the Lessor to be applied towards the payment of the Lease Balance in accordance with Section 7.2 of the Participation Agreement, and

            (ii) (x) in the case of a Condemnation (that is not a Significant Condemnation) of any part of the Land (not including the applicable Improvements), any award or compensation relating thereto shall be paid to the Lessee for the sole purpose of restoration of the Property (provided, that such restoration can be completed prior to the end of the Lease Term) or else shall be paid to the Lessor to be applied in the Lessor's reasonable discretion to the partial restoration of the Property or towards the payment of the Lease Balance, and (y) in the case of a Significant Condemnation, such award or compensation shall be paid to the Lessor to be applied in the Lessor's reasonable discretion to the restoration of the Property or toward the payment of the Lease Balance in accordance with Article VII of the Participation Agreement;

provided, however, that, in each case, if a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Lessor or, if received by the Lessee, shall be held in trust for the Lessor, and shall be paid by the Lessee to the Account to be distributed in accordance with Article VII of the Participation Agreement. All amounts held by the Lessor when a Lease Event of Default exists hereunder on account of any award, compensation or insurance proceeds either paid directly to the Lessor or turned over to the Lessor shall at the option of the Lessor either be (i) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with clause (d) of this Section 14.1, or (ii) applied to the repayment of the Lease Balance on the Termination Date with respect to the Property in accordance with Article XV.

      (b) The Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Master Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

      (c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of the Property or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other promptly after the receipt of such notice.

      (d) If pursuant to this Section 14.1 and Section 15.1 this Master Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the Property, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Property in accordance with this clause (d), the Lessee shall pay the shortfall), promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 8.3 and 9.1, to restore the Property to at least the same condition, operative value and useful life as existed immediately prior to such Casualty or Condemnation. Upon completion of such restoration, the Lessee shall furnish to the Lessor an architect's certificate of substantial completion and a Responsible Officer's Certificate confirming that such restoration has been completed pursuant to this Master Lease.

      (e) In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XXI.

      (f) Any Excess Casualty/Condemnation Proceeds received by the Lessor in respect of a Casualty or Condemnation shall be turned over to the Lessee.

      14.2 Environmental Matters. Promptly upon the Lessee's knowledge of the existence of an Environmental Violation with respect to the Property, the Lessee shall notify the Lessor in writing of such Environmental Violation. If the Lessor elects not to terminate this Master Lease with respect to the Property pursuant to Section 15.1, at the Lessee's sole cost and expense, the Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 8.3 (including the last sentence thereof). The Lessee shall, upon completion of remedial action by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Hazardous Materials Laws. Each such Environmental Violation shall be remedied prior to the Expiration Date unless the Property with respect to which an Environmental Violation has occurred but has not been remedied has been purchased by the Lessee in accordance with Section 18.1. Nothing in this Article XIV shall reduce or limit the Lessee's obligations under Sections 13.1, 13.2 or 13.3 of the Participation Agreement.

      14.3 Notice of Environmental Matters. Promptly, but in any event within thirty (30) Business Days from the date the Lessee has actual knowledge thereof pursuant to written notice from any Governmental Authority, the Lessee shall provide to the Lessor written notice of any pending or threatened claim, action or proceeding involving any Hazardous Materials Laws or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within thirty (30) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with the Property. The Lessee shall also promptly provide such detailed reports of any such material environmental claims. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Hazardous Materials Laws or any Release on or in connection with the Property, the Lessor shall promptly give notice thereof to the Lessee. For purposes of this paragraph, "actual knowledge" of the Lessee shall mean the actual knowledge of the Lessee's Senior Director of Facilities and Real Estate, who is responsible for the day to day operations of the Property.

                                   ARTICLE XV

                              TERMINATION OF LEASE

      15.1 Partial Termination upon Certain Events. If any of the following occurs during the Basic Lease Term with respect to the Land or related
Improvements:

            (i) a Significant Casualty occurs;

            (ii) a Significant Condemnation occurs; or

            (iii) an Environmental Violation occurs or is discovered the cost of remediation of which would exceed $5,000,000 (x) and such violation has not been remediated within 180 days after the occurrence or discovery or
      (y) the Lessee has notified the Lessor prior to the expiration of such 180 day period that the violation will not be remediated within such period;

and the Lessor shall have given written notice (a "Termination Notice") to the Lessee that, as a consequence of such event (x) the Lease Supplement is to be terminated and (y) this Master Lease is to be terminated, then the Lessee shall be obligated to purchase the Lessor's interest in the Land and related Improvements within 30 days after Lessee's receipt of the Termination Notice, by paying to the Lessor an amount equal to the Lease Balance.

      15.2 Termination Procedures. On the date of the payment by the Lessee of the Lease Balance in accordance with Section 15.1 (such date, the "Termination Date"), the Lease Supplement shall terminate and this Master Lease shall terminate and, concurrent with the Lessor's receipt of such payment,

            (a) the Improvements relative to the Property shall be conveyed to the Lessee (or to the Lessee's designee) "AS IS" and in its then present physical condition free of Lessor Liens attributable to the Lessor and the Lessor shall execute and deliver a termination of Ground Lease with respect to the Land on which the relevant Improvements are located and an assignment of the Lessor's entire interest in the Improvements thereon with respect to the Land in recordable form; and

            (b) in the case of a termination pursuant to clause (i) or (ii) of
      Section 15.1, the Lessor shall convey to the Lessee any Net Proceeds with respect to the Significant Casualty or Significant Condemnation giving rise to the termination of this Master Lease theretofore received by the Lessor or, at the request of the Lessee, such amounts shall be applied towards payment of the Lease Balance.

                                  ARTICLE XVI

                                EVENTS OF DEFAULT

      16.1 Lease Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of Default":

            (a) the Lessee shall fail to make payment of (i) any Basic Rent within three (3) Business Days after the same shall be due and payable,
      (ii) any Supplemental Rent due and payable within five (5) Business Days after receipt of written notice thereof, or (iii) any Lease Balance, Purchase Option Price or Maximum Recourse Amount on the date due therefor; or

            (b) the Lessee shall fail to deposit with the Collateral Agent, on the Business Day next succeeding the occurrence of a Deficiency Date, the Deficiency Collateral;

            (c) the Lessee shall not be in compliance with Section 10.2 of the Participation Agreement;

            (d) the Lessee shall fail to observe or perform any term, covenant or condition of the Lessee under this Master Lease or the other Operative Documents to which it is party other than those described in clause (a),
      (b), (c) or (f) of this Section 16.1, and, in each such case, such failure shall have continued unremedied for thirty (30) days after written notice; provided, that such cure period shall be extended from thirty (30) days to one-hundred and twenty (120) days if such term, covenant or condition is, without prejudice to the Lessor, curable or remediable and the Lessee is at all times during such extended period diligently taking action reasonably satisfactory to the Lessor to so cure or remedy default;

            (e) any representation or warranty made or deemed made by the Lessee herein or in any Operative Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Operative Document shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made, unless the fact or condition which made such representation of warranty incorrect, false or misleading is, without prejudice to the Lessor, curable or remediable and the Lessee is at all times diligently taking action reasonably satisfactory to the Lessor to so cure or remedy such fact or condition in order to make such representation and/or warranty true and correct in all material respects, in which event the Lessee shall have one-hundred and eighty (180) days from the date such representation or warranty was made or deemed made to cure or remedy such default;

            (f) the Lessee shall fail to observe or perform any covenant or condition set forth in Section 20.1 hereof;

            (g) any Operative Document or any Lien granted under any Operative Document shall, taken as a whole, terminate, cease to be effective against, or cease to be the legal, valid, binding and enforceable obligation of the Lessee;

            (h) the Lessee shall directly or indirectly contest the effectiveness, validity, binding nature or enforceability of any Operative Document or any Lien granted under any Operative Document;

            (i) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

            (j) any judgments or orders for the payment of money, in any case not covered by insurance, individually or in the aggregate in excess of $10,000,000 shall be rendered against the Lessee and such judgment or order shall continue unsatisfied and unstayed (pursuant to laws, rules or court orders) for a period of thirty (30) days;

            (k) (i) a default shall occur in the payment when due (subject to any grace period), whether by acceleration or otherwise, of any Indebtedness of the Lessee or any of its Consolidated Subsidiaries having a principal amount, individually or in the aggregate, in excess of $10,000,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to any Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness (provided that a Lease Event of Default under this Section 16.1(k)(ii) will not occur if the Lessor or any Subsidiary (direct or indirect) of the Lessor (or its successors or assigns) have the unilateral right (through vote or otherwise) to accelerate the maturity of such Indebtedness) or (iii) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity;

            (l) [Intentionally Omitted]

            (m) the Lessee shall fail to maintain the insurance required under
      Article XIII hereof;

            (n) the Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof,
      (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for the Lessee or the whole or a substantial part of its property within sixty (60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

            (o) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Lessee and not dismissed within sixty (60) days from the date of its filing (provided, that the Lessee, hereby expressly authorizes the Lessor to appear in any court conducting any such proceeding during such sixty (60) day period to preserve, protect and defend their respective rights under the Operative Documents), or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee, a receiver of the Lessee or the whole or a substantial part of any of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof;

      Lessor acknowledges that in making a determination that a Lease Event of Default has occurred under Section 16.1(d), (e), (k)(iii) or (f), to the extent the Lessor exercises discretion in making such determination, it shall exercise such discretion in a commercially reasonable manner.

      16.2 Remedies. Upon the occurrence of any Lease Event of Default and the declaration thereof, the Lease Balance due hereunder without further act shall be accelerated and be deemed to be due and payable hereunder, and at any time thereafter, the Lessor may, subject to the last three paragraphs of this Section
16.2 and so long as such Lease Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default.

      (a) The Lessor may, by notice to the Lessee, rescind or terminate this Master Lease as to the Property as of the date specified in such notice; provided, however (i) no reletting, reentry or taking of possession of the Property (or any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Master Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Master Lease for a continuing Lease Event of Default and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing and executed by the Lessor;

      (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and IX and Section 8.3 hereof as if the Property were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Property and take immediate possession of (to the exclusion of the Lessee) the Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying the Property subject to the terms and conditions of any existing sublease to an unaffiliated third party, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any alterations or repairs made by the Lessor;

      (c) As more fully set forth in each Lease Supplement, the Lessor may sell the Property, subject to the Ground Lease, at public or private sale, as the Lessor may determine and upon any such sale the Lessee's obligation to pay Basic Rent with respect to the Property sold shall terminate;

      (d) The Lessor may, at its option, elect not to terminate this Master Lease with respect to the Property and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due to the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Master Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of the Property by the Lessee or re-entry of same by the Lessor, the Lessor may enforce, by suit or otherwise, all other covenants and conditions hereof to be performed or complied with by the Lessee hereunder and to exercise all other remedies permitted by Section 1951.4 of the California Civil Code or any amendments thereof or any successor laws which replace such Section 1951.4;

      (e) Unless the Property has been sold in its entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under clause (b), (c) or (d) of this Section 16.2 with respect to the Property or any portions thereof, demand, by written notice (the "Acceleration Notice") to the Lessee specifying a date (a "Termination Date") not earlier than five (5) days after the date of such notice, that the Lessee purchase, on such Termination Date for a price equal to the Lease Balance subject to the Master Lease, in accordance with the provisions of Article XXI;

      (f) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, including any and all rights or remedies under the Pledge Agreement, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term;

      (g) The Lessor may retain and apply against the Lease Balance all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Master Lease and upon payment in full of the Lease Balance from such sums, the Property shall be conveyed to Lessee in accordance with Section 21.1 of the Master Lease;

      (h) If a Lease Event of Default shall have occurred and be continuing, the Lessor, to the extent permitted by Applicable Law, as a matter of right and with notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property, and the Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Property unless such receivership is sooner terminated;

      (i) To the maximum extent permitted by law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Property or any interest therein;

      (j) The Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect the Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver onto all or any part of the Property), be deemed a "mortgagee in possession", and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies, except for the exercise of the remedies set forth in clauses (c), (j) or (k) of this Section 16.2 within thirty
(30) days after the declaration of the occurrence of a Lease Event of Default in contravention of Lessee's purchase right set forth in the last paragraph of this
Section 16.2;

      (k) Foreclosure; Power of Sale. The Lessee hereby grants to Chicago Title Insurance Company, as trustee (together with all successor trustees, the "Trustee"), IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY, all of the Lessee's right, title and interest in and to the Property and, upon the occurrence of a Lease Event of Default and following termination of this Master Lease by the Lessor, the Lessor shall have the power and authority, after proper notice and lapse of such time as may be required by law and by this Master Lease, to cause the Trustee to sell the Property by notifying the Trustee of that election and depositing with the Trustee this instrument and receipts and evidence of expenditures made and secured hereby as the Trustee may reasonably require. Upon receipt of any such notice from the Lessor, the Trustee shall cause to be recorded, published and delivered to Lessee such notice of default and election to sell ("Notice of Default and Election to Sell") as is then required by applicable statutory authority and by this instrument, which notice shall set forth, among other things, the nature of the breach(es) or default(s), the action(s) required to effect a cure thereof and the time period within which that cure may be effected. If no cure is effected within the statutory time limits following recordation of the Notice of Default and Election to Sell and after Notice of Sale has been given as required by the above-referenced statutes, the Trustee may without further notice or demand sell and convey the Property in accordance with the above-referenced statutes. The Property may be sold as a whole or in separate lots, parcels or items and in such order as the Lessor may direct, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. The Trustee shall deliver to such purchaser(s) a good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty express or implied. The recitals in such deed of any matter or fact shall be conclusive proof of the truthfulness thereof. Any Person, including the Lessee, the Trustee or the Lessor, may purchase at any sale. After deducting all costs, fees and expenses of the Lessor and the Trustee, including costs of evidence of title in connection with any sale, the Lessor shall apply the proceeds of sale, in the following order of priority, to payment of the following (collectively referred to herein as the "Obligated Amounts"): (i) first, all amounts expended by or for the account of the Lessor under the terms hereof and not then repaid, with accrued interest at the Overdue Rate; (ii) second, as set forth in Article VII of the Participation Agreement; and (iii) the remainder, if any, to the Person or Persons legally entitled thereto. Subject to California Civil Code Section 2924(g), the Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time thereafter may again postpone that sale by public announcement or subsequently noticed sale, and without further notice may make such sale at the time fixed at the last postponement or may, in its discretion, give a new notice of sale. A sale of less than all of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein, and subsequent sales may be made hereunder until all of the Obligated Amounts have been satisfied or the Property has been sold, without defect or irregularity. No action of the Lessor or the Trustee based upon the provisions contained herein or contained in the applicable statutes, including, without limitation, the giving of the Notice of Default and Election to Sell or the Notice of Sale, shall constitute an election of remedies which would preclude the Lessor from pursuing judicial foreclosure and foreclosing this instrument and its security interest as a mortgage before a completed sale pursuant to the power of sale contained herein or specifically enforcing any covenants hereof. The Lessor shall have the right, with the irrevocable consent of the Lessee hereby given and evidenced by the execution of this instrument, to obtain appointment of a receiver by any court of competent jurisdiction without further notice to the Lessee and without regard to the then value of the Property or the adequacy of security for the obligations hereunder, which receiver shall be authorized and empowered to enter upon and take possession of the Property, including all personal property used upon or in connection with the real property herein conveyed (other than as set forth in Section 9.1(c)), to let the Property, to receive all the rents, issues and profits, if any, which may be due or become due in respect to the leasing of the Property to another party (herein, "Property Rents"), and apply the Property Rents after payment of all necessary charges and expenses to reduction of the Obligated Amounts in such order, proportion and priority as the Lessor may elect. At the option of the Lessor, the receiver shall accomplish entry and taking possession of the Property by actual entry and possession or by notice to the Lessee subject to the terms of any sublease entered into in accordance with Section 6.1(b). The receiver so appointed by a court of competent jurisdiction shall be empowered to issue receiver's certificates for funds advanced by the Lessor for the purpose of protecting the value of the Property as security for the Obligated Amounts. The amounts evidenced by receiver's certificates shall bear interest at the Overdue Rate and may be added to the Obligated Amounts if the Lessee or a junior lienholder purchases the Property at the trustee's sale. The Trustee or any successor acting hereunder may resign and thereupon be discharged of the trusts hereunder upon thirty (30) days' prior written notice to the Lessor. Regardless of whether the Trustee resigns, the Lessor may, from time to time, substitute a successor or successors to any Trustee named herein or acting hereunder in accordance with any statutory procedure for such substitution; or if Lessor, in its sole and absolute discretion, so elects, and if permitted by law, the Lessor may substitute such successors or successors by recording, in the office of the recorder of the county or counties where the Property is located, a document executed by the Lessor and containing the name of the original Lessee and Lessor hereunder, the book and page where this instrument (or a memorandum hereof) is recorded (and/or instrument number, as applicable) and the name of the new Trustee, which instrument shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the predecessor Trustee, succeed to the rights, powers and duties hereunder. It is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE LESSEE UNDER THIS INSTRUMENT.

      The Lessor acknowledges and agrees that upon the declaration of an Event of Default, to the maximum extent permitted by law, the Lessee waives any right to contest the sum of the Lease Balance as the liquidated sum due upon acceleration of this instrument.

      If, pursuant to the exercise by the Lessor of its remedies pursuant to this Section 16.2, the Lease Balance and all other amounts due and owing from the Lessee under this Master Lease and the other Operative Documents have been paid in full, then the Lessor shall remit to the Lessee any excess amounts received by the Lessor. The obligation to deliver such excess to the Lessee shall survive this Master Lease.

      The Lessor agrees that for thirty (30) days after the declaration of the occurrence of a Lease Event of Default, the Lessor shall forebear from exercising the remedies set forth in clauses (c), (j) or (k) of this Section
16.2 during which time the Lessee may tender to the Lessor in immediately available funds the Lease Balance and all past due and accrued and unpaid Rent upon the receipt of which Lessor shall transfer the Land and related Improvements to the Lessee or its designee in accordance with Article XXI hereof.

      16.3 Waiver of Certain Rights. Subject to the foregoing, if this Master Lease shall be terminated pursuant to Section 16.2, the Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession except as expressly provided herein; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XVI.

      16.4 Limitation of Liability. Notwithstanding anything else in any Operative Document to the contrary, if the sole Lease Event of Default is triggered by the occurrence of either (each a "Limited Recourse Event") (x) an event set forth in Section 16.1(d) (as it pertains only to Section 10.1(a)(v) of the Participation Agreement), (y) an event set forth in Section 16.1(k)(iii) or
(z) Section 16.1(c) (as it pertains only to Section 10.2.2 of the Participation Agreement), or any combination of the foregoing and no other event that gives rise to a Lease Event of Default has occurred and is continuing, Lessee's recourse liability (including any amount that may be realized from the Collateral) to Lessor as a consequence thereof (including any liability for amounts due pursuant to Section 9.1 of the Participation Agreement for enforcement costs or losses arising as a result of such Event of Default and
Section 13.1 for any Claims arising out of any Limited Recourse Event) shall be limited to the sum of all accrued and unpaid Rent, plus the Maximum Recourse Amount for the Property (it being understood by the parties hereto that the limit on Lessee's recourse liability with respect to any indemnification provisions shall only pertain to Claims that directly arise from a Limited Recourse Event). In addition, any amounts owed to the Lessor which are not paid in full from the Maximum Recourse Amount may be realized by the exercise of remedies against the Property by the Lessor. The Net Proceeds of such actions shall be distributed in accordance with Section 7.4 of the Participation Agreement.

      If there is an occurrence of a Limited Recourse Event and no other Lease Event of Default is continuing, and Lessee has paid to Lessor all accrued and unpaid Rent, plus the Maximum Recourse Amount within five days after Lessee's receipt of an Acceleration Notice from Lessor, then Lessor shall obtain an Appraisal at the Lessee's expense from an Appraiser regarding Fair Market Sales Value of the Property. If the conclusion of the Appraisal is that the Fair Market Sales Value of the Property is greater than the sum of (i) the Lease Balance (after giving effect to the payment by Lessee of the Maximum Recourse Amount), plus (ii) the reasonably estimated costs of remarketing and selling the Property, then Lessor shall remarket for six months the Property in a commercially reasonable manner, in accordance with Applicable Law and the procedures set forth in Section 21.1. Lessor shall obtain the consent of Lessee if Lessor proposes to sell the Property for a price which is less than 90% of Fair Market Sales Value. If the Property is sold, the Net Proceeds of such remarketing shall be distributed first, to Lessor in an amount equal to the difference between the sum of Lease Balance and all accrued and unpaid Rent and the amount paid by Lessee pursuant to the first sentence of this paragraph, and second to Lessee. Basic Rent (using the Overdue Rate) shall continue to accrue and shall be payable by Lessee to Lessor during the period that Lessee is remarketing the Property.

                                  ARTICLE XVII

                             LESSOR'S RIGHT TO CURE

      17.1 The Lessor's Right to Cure the Lessee's Lease Defaults. The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by Article XIII, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor as Supplemental Rent.

                                 ARTICLE XVIII

                               PURCHASE PROVISIONS

      18.1 Purchase of the Property. (a) Subject to the conditions contained herein, the Lessee shall have the irrevocable option on any Business Day to purchase the Property subject to this Master Lease at a price (the "Purchase Price") equal to the Lease Balance on the date of such purchase, plus Break Costs (if any). The Lessee's exercise of its option pursuant to this Section
18.1 shall be subject to the following conditions:

            (i) the Lessee shall have delivered a Purchase Notice to the Lessor not less than thirty (30) days prior to such purchase, specifying the date of such purchase;

            (ii) the Lessee shall not have given notice of its intention to exercise the Remarketing Option;

            (iii) notwithstanding any other provision contained herein, if any Environmental Violation shall not be remedied by the Lessee with respect to the Property in accordance with Section 14.2, the Lessee shall be deemed to have made a timely election of its option to purchase the Property in accordance with this Section 18.1.

      (b) [Intentionally Omitted].

      (c) If the Lessee exercises its option pursuant to this Section 18.1 then, upon the Lessor's receipt of all amounts due in connection therewith, the Lessor shall transfer to the Lessee or its designee all of the Lessor's right, title and interest in and to the Property in accordance with the procedures set forth in Section 21.1(a), such transfer to be effective as of the date specified in the Purchase Notice. The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Master Lease, including, without limitation, the obligation to pay to the Lessor that portion of the Lease Balance allocable to the Property on the date specified in the applicable Purchase Notice. The Lessee shall have the right to elect by written notice to the Lessor to have all or part of any such Purchase Price paid by liquidation of the Collateral so long as, in the case of a purchase of less than all the Property, Sufficient Collateral remains subject to the Pledge Agreement.

                                  ARTICLE XIX

                          EXTENSION OF EXPIRATION DATE

      19.1 Extension of Expiration Date. The Lessee may extend the Expiration Date subject to, and in accordance with, the terms and conditions of Section
11.2 of the Participation Agreement.

                                   ARTICLE XX

                               REMARKETING OPTION

      20.1 Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 20.1, the Lessee shall have the option (the "Remarketing Option") to market the Property on behalf of the Lessor.

      The Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as to the affected Property as of the dates set forth below:

            (a) No earlier than eighteen months and not later than twelve months prior to the Scheduled Basic Lease Term Termination Date, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Remarketing Option with respect to the Property. Failure by the Lessee to give timely notice with respect to the Property shall be deemed to be an election by the Lessee, without further act thereby, of its Purchase Option for the Property.

            (b) Not later than ninety (90) days prior to the Scheduled Basic Lease Term Termination Date, the Lessee shall deliver to the Lessor an Environmental Audit for the Property. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessor in the Lessor's reasonable discretion and shall contain conclusions reasonably satisfactory to the Lessor as to the environmental status of the Property. If any such Environmental Audit indicates any exceptions, the Lessee shall have also delivered prior to the Scheduled Basic Lease Term Termination Date, a Phase Two environmental assessment by such environmental consultant and a written statement by such environmental consultant indicating that all such exceptions have been remedied in compliance with Applicable Law. As of the Scheduled Basic Lease Term Termination Date, any Permitted Property Liens (other than (x) Liens of the type described in clause (iii) of the definition of "Permitted Property Liens" to the extent, but only to the extent, the Lessor is in its opinion fully indemnified therefrom, and (y) Liens of the type described in clause (vii) of the definition of "Permitted Property Liens") on the Property that were contested by the Lessee shall have been removed.

            (c) No Event of Default shall have occurred and be continuing that shall not have been cured on or prior to the Expiration Date.

            (d) During the Marketing Period, the Lessee shall, as nonexclusive agent for the Lessor, use reasonable commercial efforts to sell the Lessor's interest in the Property on or before the Scheduled Basic Lease Term Termination Date and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value.

            (e) The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Property. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens attributable to it.

            (f) The Lessee shall pay directly, and not from the sale proceeds, all prorations and credits, whether incurred by the Lessor or the Lessee, including without limitation, the cost of all environmental reports, appraisals required under Section 13.2 of the Participation Agreement and the Lessee's attorneys' fees.

            (g) The Lessee shall pay to the Lessor on or prior to the Scheduled Basic Lease Term Termination Date (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Maximum Recourse Amount plus all accrued and unpaid Rent and all other amounts hereunder which have accrued or will accrue prior to or as of the Scheduled Basic Lease Term Termination Date, in the type of funds specified in Section 3.1(b) hereof;

            (h) The gross proceeds (the "Gross Remarketing Proceeds") of the sale of the Property (less any marketing, closing or other costs, prorations or commissions related to the marketing of the Property), shall be paid directly to the Lessor; provided, however, that if the sum of (x) the Gross Remarketing Proceeds from such sale plus (y) the Maximum Recourse Amount received by the Lessor pursuant to Section 20.1(g) creates an excess over the Lease Balance, then the excess shall be paid to the Lessee promptly after receipt thereof by the Lessor. The obligations of the Lessor under this paragraph shall survive the expiration or termination of this Master Lease.

            (i) No subleases affecting the Property shall be in effect on the Scheduled Basic Lease Term Termination Date.

      If the Lessee effectively elects the Remarketing Option and the sale of any affected Property is not consummated prior to the end of the Marketing Period, the Lessee shall, in addition to making the payment required pursuant to
Section 20.1(g) above, at its own cost and expense, do each of the following:

            (i) execute and deliver to the Lessor and the Lessor's title insurance company an affidavit as to the absence of any Liens (other than Permitted Property Liens of the type described in clause (i), (vii),
      (viii), (ix) or (x) Liens for taxes not yet due and Lessor Liens), and shall execute and deliver to the Lessor a statement of termination of this Master Lease to the extent relating to the Property;

            (ii) on the Expiration Date, transfer possession of the Property to the Lessor or any Person designated by the Lessor, by surrendering the same into the possession of the Lessor or such Person, as the case may be, in the condition required by this Section 20.1 and in compliance with Applicable Law; and

            (iii) for a period of up to one year after the Expiration Date, cooperate reasonably with the Lessor and/or any Person designated by the Lessor to receive the Property, which cooperation shall include reasonable efforts with respect to the following, all of which the Lessee shall do on or before the Expiration Date for the Property or as soon thereafter as is reasonably practicable: providing copies of all books and records regarding the maintenance and ownership of the Property and all know-how, data and technical information relating thereto, providing a current copy of the applicable Plans and Specifications, granting or assigning all assignable licenses necessary for the operation and maintenance of the Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Master Lease.

      Lessor shall have no obligation to approve any bid for the Property except for bona fide all-cash bids which, together with amounts payable by the Lessee under clause (g) hereof, in the aggregate is at least equal to Lease Balance and the acceptance of which will not subject the Lessor to any additional liability. Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of the Property.

      If one or more of the foregoing clauses (a) through (i) shall not be fulfilled as of the Expiration Date with respect to the Property, then the Remarketing Option shall be null and void (whether or not it has been theretofore exercised by the Lessee) as to the Property, in which event all of the Lessee's rights under this Section 20.1 shall immediately terminate and the Lessee shall purchase from the Lessor, and the Lessor shall convey to the Lessee, on the Expiration Date all of the Lessor's interest in the Property for an amount equal to the Lease Balance.

      If Lessor has neither sold nor foreclosed upon the Property within two (2) years after receipt of the Maximum Recourse Amount, Lessor will appoint a qualified independent sales agent to sell the Property pursuant to the first offer received of a purchase price at the then Fair Market Sales Value of the Property to the extent the conditions therefor are satisfied. Any proceeds resulting from any such sale will be applied in accordance with Section 7.4 of the Participation Agreement.

      20.2 Certain Obligations Continue. During the Marketing Period, the obligation of the Lessee to pay Rent with respect to the Property (including the installment of Rent due on the Expiration Date) shall continue undiminished until payment in full of the Lease Balance plus any unpaid Supplemental Rent due to the Lessor with respect to the Property under the Operative Documents to which the Lessee is a party. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale.

                                  ARTICLE XXI

                 PROCEDURES RELATING TO PURCHASE OR REMARKETING

      21.1 Provisions Relating to the Exercise of Purchase Option or Obligation and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events. (a) In connection with any termination of this Master Lease with respect to the Property pursuant to the terms of Article XV, in connection with any purchase or in connection with the Lessee's purchase of the Property in accordance with
Section 18.1 or in connection with the Lessee's exercise of the purchase right under Section 16.2, then, upon the date on which this Master Lease is to terminate with respect to the Property, and upon tender by the Lessee of the amounts set forth in Article XV, Sections 16.2 or 18.1, as applicable:

            (i) the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense an instrument of transfer relating to the Lessor's entire interest in the Property (which shall include a termination of the Ground Lease and an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds with respect to the Property not previously received by the Lessor), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Lessor Mortgage and any Lessor Liens attributable to Lessor;

            (ii) the Property shall be conveyed to the Lessee "AS IS" and in its then present physical condition; and

            (iii) the Lessor shall execute and deliver to Lessee and the Lessee's title insurance company an affidavit as to the Lessor's title and release Lessor Liens attributable to it and the Lessor Mortgage and shall execute and deliver to Lessee a statement of termination of this Master Lease with respect to the Property.

      (b) If the Lessee properly exercises the Remarketing Option and the Property is sold, then the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of all of the Property to the independent purchaser(s) thereof, in each case by surrendering the same into the possession of the Lessor or such purchaser(s), as the case may be, free and clear of all Liens, in good condition (as modified by Modifications permitted by this Master Lease), ordinary wear and tear excepted, and in compliance with Applicable Law.

                                  ARTICLE XXII

                              ESTOPPEL CERTIFICATES

      22.1 Estoppel Certificates. At any time and from time to time upon not less than thirty (30) Business Days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Master Lease is in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Master Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

                                 ARTICLE XXIII

                             ACCEPTANCE OF SURRENDER

      23.1 Acceptance of Surrender. No surrender to the Lessor of this Master Lease or of the Property or of any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and no act by the Lessor or any representative or agent of the Lessor, other than a written acceptance, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXIV

                               NO MERGER OF TITLE

      24.1 No Merger of Title. There shall be no merger of this Master Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part,
(a) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate, (b) the fee or ground leasehold estate in the Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.

                                  ARTICLE XXV

                              INTENT OF THE PARTIES

      25.1 Nature of Transaction. (a) It is the intent of the parties that: (i) the Lease constitutes an operating lease from Lessor to the Lessee for purposes of the Lessee's financial reporting, (ii) the Lease and other transactions contemplated will result in the Lessee being recognized as the owner of the Property for Federal and state income tax and bankruptcy purposes, (iii) the Lease Supplement grants to Lessor a Lien on the Lessee's interest in the Property (exclusive of Lessee's fee interest in the Land) covered thereby, and
(iv) the obligations of the Lessee to pay Basic Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for Federal and state income tax and bankruptcy purposes. The Lessor shall be deemed to have a valid and binding security interest in and Lien on the Lessee's interest in the Property, free and clear of all Liens other than Permitted Property Liens, as security for the obligations of the Lessee under the Operative Documents (it being understood and agreed that the Lessee does hereby grant a Lien, and convey, transfer, assign, mortgage and warrant to Lessor and its successors, transferees and assigns, for the benefit of the Lessor and its successors, transferees and assigns, the Property and any proceeds or products thereof, to have and hold the same as collateral security for the payment and performance of the obligations of the Lessee under the Operative Documents), each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action or fail to take any action with respect to the preparation or filing of any income tax return, including an amended income tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 25.1.

     (b) Specifically, without limiting the generality of clause (a) of this
Section 25.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee, Lessor or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lessor to the Lessee.

                                  ARTICLE XXVI

                                  MISCELLANEOUS

      26.1 Survival; Severability; Etc. Anything contained in this Master Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Master Lease shall survive such expiration or earlier termination for a period of one year except as to indemnification which shall continue to survive. If any term or provision of this Master Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Master Lease, including any right or option described in Article XIV, XV, XVIII or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Master Lease.

      26.2 Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Master Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee.

      26.3 No Waiver. No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Master Lease, and this Master Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

      26.4 Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section
15.3 of the Participation Agreement.

      26.5 Successors and Assigns. All the terms and provisions of this Master Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      26.6 Headings and Table of Contents. The headings and table of contents in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      26.7 Counterparts. This Master Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

      26.8 GOVERNING LAW. THIS MASTER LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

      26.9 Liability Limited. The parties hereto agree that except as specifically set forth in this Master Lease or in any other Operative Document, the Lessor shall have no personal liability whatsoever to the Lessee or its respective successors and assigns for any claim based on or in respect of this Master Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and the recourse shall be solely had against the Lessor's interest in the Property; provided, however, that Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence, (b) breach of any of its representations, warranties or covenants under the Operative Documents, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as the Lessor as contemplated by the Operative Documents; and further provided nothing herein or therein shall impair or limit the rights of Lessee against the Lessor relating to any Collateral held by either of them from time to time under the Operative Documents.

      26.10 Original Master Lease. The single executed original of this Master Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of Lessor therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Master Lease (the "Original Executed Counterpart"). To the extent that this Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

      26.11 Effective Date. This Master Lease shall become effective on the Effective Date.

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

      IN WITNESS WHEREOF, the parties have caused this Master Lease be duly executed and delivered as of the date first above written.

                                            ELECTRONICS FOR IMAGING, INC.,
                                            as Lessee

                                            By _________________________________
                                               Name:
                                               Title:

                                            SOCIETE GENERALE FINANCIAL
                                            CORPORATION, as Lessor

                                            By _________________________________
                                               Name:
                                               Title:

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Master Lease is hereby acknowledged as of the date hereof.

SOCIETE GENERALE FINANCIAL CORPORATION, as Lessor

By _____________________________
   Name:
   Title: